UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): August 9, 2023

Athersys, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-33876	20-4864095
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3201 Carnegie Avenue,	Cleveland,	Ohio	44115-2634
(Address of principal executive offices)			(Zip Code)
Registrant’s telephone number, including area code: (216) 431-9900
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.001 per share	ATHX	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01. Other Events.
On August 9, 2023, ABT Holding Company, a wholly-owned subsidiary of Athersys, Inc. (together, the “Company”), entered into a Memorandum of Understanding (“MOU”) with HEALIOS, K.K. (“Healios”), which memorializes the terms between the Company and Healios regarding consultation services the Company agreed to provide Healios as it explores its effort to join and participate in the Company’s ongoing MASTERS-2 Study, a 300 patient Phase 3 clinical trial for the treatment of ischemic stroke using MultiStem (the “Masters-2 Trial”).
The MOU, among other things, provides that the Company will support Healios’ consultation with Japanese Pharmaceuticals and Medical Devices Agency (“PMDA”). In exchange, Healios agreed to compensate the Company for the aforementioned consultation services. Pursuant to the MOU, Healios has deposited $150,000 with the Company to be applied to the charges incurred for these consultation services. As outlined in the MOU, the Company will work with Healios to facilitate regulatory consultation with PMDA and will make available to Healios certain information necessary to facilitate regulatory consultation. Consultation with the PMDA is a necessary step to enable Healios to elect to join the Masters-2 Trial. If Healios elects to join the Masters-2 Trial, additional compensation will be paid by Healios for support and clinical doses provided by the Company, per existing contracts.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: August 10, 2023

ATHERSYS, INC.

By:	/s/ Daniel Camardo
Name: Daniel Camardo Title: Chief Executive Officer